Exhibit 10.2


                           RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT is made as of the 29th day of January, 2007 by and between ____________________ (the "Participant") and SmartPros Ltd., a Delaware corporation (the "Company"), pursuant to the Company's Amended and Restated 1999 Stock Option Plan (the "Plan").

         WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company at its meeting on January 29, 2007 authorized and directed the Company to make an award of shares of its common stock, par value $.0001 per share (the "Common Stock") to the Participant under the Plan for the purposes expressed in the Plan;

         NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

         1. GRANT OF STOCK. In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant _____ shares (the "Shares") of Common Stock, of which ___ Shares shall vest immediately (the "Vested Shares") and the balance shall constitute "Restricted Shares," subject to the Restrictions set forth in Section 4 of this Agreement.

         2. CERTIFICATES FOR SHARES. Certificates evidencing Restricted Shares shall be deposited with the Company to be held in escrow until such Released Shares are released to the Participant or forfeited in accordance with this Agreement. The Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Participant.

         If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares and to return the Shares represented thereby to the Company's treasury.

         3. ADJUSTMENTS IN RESTRICTED SHARES. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Shares corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the Plan. Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions, and restrictions as the Restricted Shares so adjusted.

         4. RESTRICTIONS. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Shares.

         5. FORFEITURE OF RESTRICTED SHARES. Except as otherwise set forth in
Section 6(b) below, in the event that the Participant's employment with the Company or any of its subsidiaries terminates for


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any reason, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such restricted Shares or the certificate evidencing them.

         6. LAPSE OF RESTRICTIONS. (a) Except as provided in subsection (b) below, the Restrictions on the Restricted Shares granted under this Agreement shall lapse ratably in accordance with the following schedule:

                                          Number of Shares on Which Restrictions
                   Date                                    Lapse
        ------------------------------    --------------------------------------
        January 29, 2008
        January 29, 2009

                           (b) Notwithstanding anything contained in Section 5
above, in the event that (i) a Participant's employment with the Company and its subsidiaries terminates as a result of his or her death, retirement or permanent disability or (ii) the Participant's employment with the Company is terminated by the Company without "cause", the Restrictions shall lapse on the Restricted Shares (if not already lapsed pursuant to subsection (a) above) on the date of such event. For purposes of this Agreement the term "cause" shall have the same meaning attributed to such term in any employment agreement between the Participant on the one hand and the Company or any of its subsidiaries on the other hand. In the event, there is no such employment agreement or, if there is, and such employment agreement does not define the term "cause", then, as used herein "cause" shall mean the occurrence of any of the following events:

                           (i) the willful engaging by Participant in illegal
conduct or gross misconduct;

                           (ii) gross negligence or willful malfeasance in the
performance of Participant's duties after receiving notice from the Company that such conduct constitutes gross negligence or willful malfeasance in the performance of Participant's duties;

                           (iii) the willful and continued failure of
Participant to perform substantially his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by an officer of the Company that specifically identifies such failure; provided that Participant shall have thirty (30) days following the delivery of such written demand to remedy the failures identified therein; or

                           (iv) conviction of Participant in a court of law of a
crime relating to his employment, or of any felony.

Any determination by the Board of Directors of the Company (the "Board") that termination was with or without "cause" shall be deemed to be conclusive and binding on the Company and Participant.

                  (c) Upon the occurrence of a "change in control", the unlapsed Restrictions with respect to any Restricted Shares shall lapse. For purposes of this Agreement, "change in control" means a change in control of the Company, which will be deemed to have occurred if:


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                           (i) any "person," as such term is used in Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing one-third (33 1/3%) or more of the combined voting power of the Company's then outstanding voting securities;

                           (ii) the following individuals cease for any reason
                  to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

                           (iii) there is consummated a merger or consolidation
                  of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

                           (iv) the stockholders of the Company approve a plan
                  of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a registered public offering of the Company's securities (debt or equity) or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                  (d) Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Participant an unrestricted certificate for the Restricted Shares with respect to which such Restrictions have lapsed.




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         7. WITHHOLDING REQUIREMENTS. The Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any Federal, state or local withholding tax requirements with respect to any Shares prior to delivering any certificate evidencing such Shares.

         8. LEGENDS AND PROSPECTUS DELIVERY REQUIREMENT.

         (a) Participant acknowledges and agrees that the certificates evidencing the Restricted Shares shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS STATED IN AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT, DATED AS OF JANUARY 29, 2006, BETWEEN SMARTPROS LTD. AND THE REGISTERED HOLDER, A COPY OF WHICH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF SMARTPROS LTD."

         (b) Participant acknowledges and agrees that the certificates evidencing the Shares shall bear the following legend:

         "THE RE-OFFER AND RESALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO A REGISTRATION STATEMENT ON FORM S-8, AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO A CURRENT PROSPECTUS UNDER THE REGISTRATION STATEMENT, (II) PURSUANT TO A SEPARATE EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (III) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR, (IV) UPON THE DELIVERY BY THE HOLDER TO SMARTPROS LTD. OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR SMARTPROS LTD., STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

         8. EFFECT OF EMPLOYMENT. Nothing contained in this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant.

         9. AMENDMENT. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

         10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, represents that he or she if familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.


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         IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

ATTEST:                                     SMARTPROS LTD.



                                            By:
------------------------------                 ------------------------------
Secretary                                          Chief Executive Officer




                                            PARTICIPANT:



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